Exhibit 10.46

November 6, 2019

Mr. Justin Mennen

Executive Vice President and

Chief Information Officer

Rite Aid Corporation

30 Hunter  Lane

Camp Hill, PA 17011

RE:       Agreement dated as of December 7, 2018 by and between Rite  Aid Corporation (the "Company") and Justin Mennen (the "Executive"), as amended from time to time (the "Agreement")

Dear Justin:

I am pleased to provide you with this letter in order to update the Agreement to reflect your promotion to the position of Executive Vice President and Chief Information Officer of the Company, effective September 18, 2019 (the "Amendment   Date").

In consideration of your appointment and of other good and valuable consideration, the receipt of which is acknowledged:

1.         Section 2.1 ("Position and Duties-Generally") is hereby amended by:

a.    deleting the term "Senior Vice President and Chief Information Officer" and replacing it with the term "Executive Vice President and Chief Information Officer" in the first sentence of Section  2.1;

b.   deleting the term "customary for a Senior Vice President" and replacing it with the term "customary for an Executive Vice President" in the first sentence of Section 2.1; and

c.    deleting the term "Senior Executive Vice President, Chief Administrative Officer and Chief Financial Officer" and replacing it with the term "Chief Executive Officer" in the third sentence of Section  2.1.

2.          Section 4.5 ("Annual Financial Planning Allowance") is hereby amended by deleting the amount "$3,000.00" and  replacing  it with the amount "$5,000.00".

3.          Section 5.4(a) ("Definition of Good Reason") is hereby amended by deleting the term "Senior Vice President and Chief Information Officer" and replacing it with the term "Executive Vice President and Chief Information Officer".

If you are in agreement with the changes described in the above paragraphs, please sign both copies of this letter below where indicated, returning one copy to me and retaining one copy for your records.

[SIGNATURE PAGE FOLLOWS]

Sincerely,

Rite Aid Corporation

	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Executive Vice President and General Counsel

Agreed:

/s/ Justin Mennen
Justin Mennen